UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2005
Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH		45423

(Address of principal executive offices)		(Zip code)
937-222-2610
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1 Option Award Agreement
EX-10.2 Restricted Share Award Agreement
EX-10.3 Award Agreement, Peter C. Wallace
EX-10.4 Award Agreement, Saeid Rahimian
EX-10.5 Performance Share Award Agreement, Peter C. Wallace

Item 1.01 Entry into a Material Definitive Agreement
Robbins & Myers, Inc. has two shareholder approved compensation plans in which executive officers of the Company participate: (i) the Senior Executive Annual Cash Bonus Plan (the “Annual Plan”) and (ii) the 2004 Stock Incentive Plan (the “2004 Plan”). The Compensation Committee of the Board of Directors of the Company (the “Committee”) took the following action under the plans at its meeting on October 6, 2005:
     1. Approved the Form of Option Award Agreement for use in granting options under the 2004 Plan, a copy of which is attached hereto as Exhibit 10.1;
     2. Approved the Form of Restricted Share Award Agreement for the award of restricted shares under the 2004 Plan, a copy of which is attached hereto as Exhibit 10.2;
     3. Approved the Award Agreement for a Special Restricted Share Award under the 2004 Plan to Peter C. Wallace, President and Chief Executive Officer of the Company, a copy of which is attached hereto as Exhibit 10.3; this Award Agreement provides for the award of 23,000 Common Shares of the Company to Mr. Wallace as restricted shares that will vest and not be subject to forfeiture on the earlier of (i) October 5, 2008 if Mr. Wallace is employed by the Company on such date or (ii) the last day of any consecutive 90-day period beginning after July 5, 2006 that the closing prices of the Common Shares as reported on the New York Stock Exchange Composite Transactions Tape for such 90-day period are $29.00 per share or higher;
     4. Approved the Award Agreement for a Special Restricted Share Award under the 2004 Plan to Saeid Rahimian, President, Fluid Management of the Company, a copy of which is attached hereto as Exhibit 10.4; this Award Agreement provides for the award of 8,000 Common Shares to Mr. Rahimian as restricted shares that will vest and not be subject to forfeiture on the earlier of (i) October 5, 2008 if Mr. Rahimian is employed by the Company on such date or (ii) the last day of any consecutive 90-day period beginning after July 5, 2006 that the closing prices of the Common Shares as reported on the New York Stock Exchange Composite Transactions Tape for such 90-day period are $29.00 per share or higher;
     5. Approved the Award Agreement for a Performance Share Award under the 2004 Plan to Mr. Wallace, a copy of which is attached hereto as Exhibit 10.5; this Award Agreement provides for the award of 6,600 Performance Shares to Mr. Wallace; Performance Shares may vest one-third annually if earnings per share increase at specified annual compound growth rate; any shares that do not vest in an earlier year may vest on October 5, 2009 if the annual compound growth rate target is met for four-year period; for each Performance Share that vests, Mr. Wallace is issued one Common Share;
     6. Granted options to purchase Common Shares of the Company under the 2004 Plan to the following executive officers of the Company: Mr. Wallace – 20,000 shares; Mr. Rahimian – 12,500 shares; Kevin J. Brown, Vice President and Chief Financial Officer – 10,000 shares; John Beatty, Vice President, Human Resources – 5,000; and Thomas J. Schockman, Controller – 2,500 shares; the option exercise price is $21.58 per share, becomes exercisable in equal installments over a three-year period, and has a ten-year term;
     7. Awarded restricted shares under the 2004 Plan to the following persons: Mr. Rahimian – 4,167 shares; Mr. Brown – 3,333 shares; Mr. Beatty – 1,667 shares and Mr. Schockman – 833 shares; the restricted shares vest and become not subject to forfeiture in equal installments over a three-year period provided the executive is employed by the Company on the particular vesting date;
     8. Awarded under the Company’s Long-Term Incentive Stock Plan, which is a sub-plan under the 2004 Plan, target awards that are stated as cash amounts that are earned and convert to restricted stock at the end of the three-year performance period on August 31, 2008 based on the achievement of the performance goals; the performance goals are based on earnings per share (basis for 75% of the target award) and return on net assets (basis for 25% of the target award); any restricted shares that are issued on August 31, 2008 are subject to forfeiture if the executive leaves the Company prior to August 31, 2010; the target awards stated in dollars for the executives are: Mr. Wallace — $525,000; Mr. Rahimian — $160,000; Mr. Brown — $150,000 Mr. Beatty — $75,000 and Mr. Schockman — $37,500; the actual amounts earned may be 50% of target, 100% of target or 200% of target based on the extent to which the performance goals are met or exceeded; and
     9. Under the Annual Plan, approved the cash bonus threshold, target, and maximum awards based on achieving for fiscal 2006 certain performance targets related to sales, earnings per share, and free cash flow, with the factors weighted 20%, 40% and 40%, respectively.
At its meeting, the Committee also fixed the annual salaries of the executives at the following amounts: Mr. Wallace — $525,000; Mr. Rahimian — $270,000; Mr. Brown – 233,000; Mr. Beatty - $195,000; and Mr. Schockman — $153,000.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits – See Index to Exhibits
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: October 11, 2005	By:	/s/ Joseph M. Rigot
Secretary

INDEX TO EXHIBITS
(10) MATERIAL CONTRACTS

Exhibit No.	Description
10.1	Form of Option Award Agreement under Robbins & Myers, Inc. 2004 Stock Incentive Plan approved by the Compensation Committee of Board of Directors of Robbins & Myers, Inc. on October 6, 2005.

10.2	Form of Award Agreement for Restricted Share Award under Robbins & Myers, Inc. 2004 Stock Incentive Plan approved by the Compensation Committee of Board of Directors of Robbins & Myers, Inc. on October 6, 2005.

10.3	Award Agreement for Special Restricted Share Award to Peter C. Wallace under Robbins & Myers, Inc. 2004 Stock Incentive Plan approved by the Compensation Committee of Board of Directors of Robbins & Myers, Inc. on October 6, 2005.

10.4	Award Agreement for Special Restricted Share Award to Saeid Rahimian under Robbins & Myers, Inc. 2004 Stock Incentive Plan approved by the Compensation Committee of Board of Directors of Robbins & Myers, Inc. on October 6, 2005.

10.5	Award Agreement for Performance Share Award to Peter C. Wallace under Robbins & Myers, Inc. 2004 Stock Incentive Plan approved by the Compensation Committee of Board of Directors of Robbins & Myers, Inc. on October 6, 2005.

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